EXHIBIT 99.1

UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

 of

 THE SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: November 14, 2007

FIRST CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO

 (State or other jurisdiction of incorporation or organization)

000-52724 (Commission File Number)	98-0219158 (IRS Employer Identification Number)

Todd Larsen, Chief Executive Officer

 254-16 Midlake Boulevard, Calgary, Alberta, Canada, T2X 2X7

 (Address of principal executive offices)

(403) 461-7283

 (Registrant’s telephone number, including area code)

N/A

 (Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:

Other Events

On November 14, 2007 the registrant’s board of directors determined that slightly more than the minimum subscriptions for its public offering had been reached and that they have decided to terminate the public offering after receiving subscriptions from several individuals for 707,000 shares @ $0.15 per share for a total of $106,050. Next receipts after escrow fees were $105,050.

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1

Minutes of the Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Corporation

 Date

By: /s/ Todd Larsen

 November 15, 2006

           Todd Larsen   Chief  Executive Officer

EXHIBIT 99.1

MINUTES OF THE BOARD OF DIRECTORS

OF

FIRST CORPORATION

On November 14, 2007, at a meeting of the Board of Directors of First Corporation held at Calgary, Alberta at 3:00PM MST, notice being waived and both officers and directors in attendance, the following resolution was presented:

RESOLVED: that after more than three months of effort, an amount of shares barely over the minimum required under the terms of the Company’s prospectus has been subscribed for.  Therefore we will cease attempts to raise addition funds and terminate the offering and seek joint-venture partners to further and explore our mineral claims.

Resolution passed.

There being no further business, the meeting was adjourned.

s/s Sheryl Cousineau

     Sheryl Cousineau, Secretary